Exhibit 99.04

EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of this 18th day of January 2006, by and between SoftNet Technology Corp., a Nevada corporation, (the “Company”) and Steve Henry (“Employee”).

RECITALS

            A.        Employee has acquired certain skills, experience and abilities with respect to the Company’s business.

            B.         The Company desires to employ Employee, and Employee desires to accept such employment on the terms and conditions set forth herein.

AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.         Employment.

            (a)        Term.  Unless the employment of Employee is terminated as set forth herein, this Agreement shall commence January 18, 2006 (“Commencement Date”) and continue in full force and effect for a period of twenty four (24) months from the Commencement date unless termination earlier pursuant to Section 9 below.  The Agreement shall be automatically renewed for successive periods of twenty four (24) months unless notice as provided within Section 11 (g) of this Agreement is received by the other party as provided within Section 11 (g) of this Agreement at least thirty (30) days prior to the end of the term or extension thereof or otherwise terminated pursuant to the terms hereof.

            (b)        Employee’s duties.  Subject to the terms and conditions of this Agreement, as of the Commencement Date, the Company shall employ Employee as Senior Vice President.  In that position, the Employee shall have the following duties, including but not limited to: (i) shall perform the duties that are customary for employees in similar positions within the Company’s industry; and (ii) any other duties reasonably assigned to Employee by the Chief Executive Officer or other supervising executives.  The Employee shall report to the Chief Executive Officer.

2.         Acceptance of Employee.

            (a)        Best Efforts of Employee.  Employee hereby accepts such employment and agrees to devote Employee’s best efforts to the service of the Company, to render this service to the Company on a full-time basis and faithfully, diligently and to the best of Employee’s ability discharge the responsibilities thereof.  Employee may perform Employee’s duties from the Company’s principle location located at 1 Anderson Road, Suite 105, Bernardsville, New Jersey 07924 or from such other location as the Company and Employee mutually agree is appropriate.

            (b)        Non-Compete with the Company during employment.  During the term hereof, Employee may not directly or indirectly, either as an employee or employer, consultant, agent, principal, partner, stockholder or in any other individual or representative capacity engage in other businesses competitive with the business of the Company.

3.         Compensation.  In consideration of the services to be rendered hereunder, Employee shall receive compensation subject to withholding and other usual deductions in the amount set forth below:

            Base Salary.  Commencing on the Commencement Date, Employee shall receive a base salary at the annual rate of $135,000 for working on a full time basis.  Employee shall be paid in accordance with the regular payroll practices of the Company.  The Company shall perform a review of Employee’s performance no less frequently than once per year to determine, in Company’s sole discretion, whether to increase Employee’s base salary.

4.         Payment of Expenses.  The Company shall pay directly on behalf of Employee, or reimburse Employee upon presentation of satisfactory receipts, the reasonable expenses incurred by Employee in carrying out Employee’s duties pursuant to this Agreement; provided such expenses are pre-approved by the Company’s President.  Payment of expenses will be made within thirty (30) days of providing satisfactory receipts to the Company.

5.         Other Benefits.  Employee shall receive the following other benefits:

            (a)          Paid Vacation.  Employee shall receive vacation consistent with the Company’s policy in effect from time to time.  Initially, Employee shall receive paid vacation in accordance with the Company’s policies as in effect from time to time.

            (b)        Health and other benefit plans.  Employee shall be entitled to participate in any and all of the Company’s health and other benefit plans that are in effect from time to time.

6.         Assignment of Inventions.  Employee shall communicate promptly to the Company all inventions, discoveries, concepts and ideas whether patentable or not, including but not limited to hardware, software, processes, methods, techniques as well as improvements thereto conceived (collectively referred to as “Developments”), developed, completed or reduced to practice during Employee’s employment with the Company, that (i) are related to the present or prospective business, work or consulting of the Company; (ii) result from any work performed on behalf of the Company; or (iii) result from use of the Company’s equipment, facilities or materials.  Employee hereby assigns Employee’s entire right, title and interest in and to all such Developments and any intellectual property rights arising therefrom to the Company.  Employee shall further cooperate with the Company in connection with any applications, filings or documents prepared and or filed related to the Developments.

7.         Confidentiality.  Except as may be required by Employee’s employment with the Company, Employee shall not, without the prior written consent of the Company, disclose or use at any time, either during or subsequent to Employee’s employment with the Company, any secret or confidential information (collectively referred to as “Confidential Information”) disclosed by the Company to him or which he learns during Employee’s employment with the Company.  Upon termination of Employee’s employment, Employee shall promptly deliver to the Company all correspondence, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals or any other documents concerning the Company’s customers, products, processes or business practices.  However, this provision shall not apply to the information, systems, processes, contacts or operating methodologies brought by Employee to the Company or general information and skills learned or developed by Employee, any information in the public domain, or disclosed to third parties by the Company.  For purposes of this Agreement, “Confidential Information” shall include but not be limited to customer lists, contact lists, vendor lists, bidding procedures, designs, specifications, source codes, mask works, products in development, technical drawing, schematics, bills of materials, sales and manufacturing techniques, developments, production processes, operational methodologies, financial statements, marketing strategies, employee data and other information related to such business and practices of the Company

8.         Non-Solicitation.  During the term of this Agreement and for a period of one (1) year following the termination or expiration of this Agreement for whatever reason (or if this period of time shall be unenforceable by law, then for such period as shall be enforceable), Employee agrees not to contact, with a view towards purchasing or selling any product or service competitive with any product or service purchased or sold by Company, or purchase or sell any such product or service from or to any person, firm, association, corporation or other entity whatsoever:  (i) which Employee solicited, contacted or otherwise dealt with on behalf of the Company during the twelve (12) month period or any portion thereof preceding termination or expiration of Employee’s employment with the Company; or (ii) which is known by Employee to have been a customer, or client of the Company during the twelve (12) month period or any portion thereof preceding the termination or expiration of Employee’s employment with the Company.  Furthermore, Employee shall not for a period of two (2) years after the termination of Employee’s employment for whatever reason, solicit for hire, or hire any employee of the Company, or any person who was employed by the Company at any time within six (6) months of the termination of Employee’s employment with the Company, to work for Employee or any other person or entity.

9.         Termination of Employment By Company.  The Company may terminate Employee’s Employment without cause upon not less than thirty (30) days notice as provided within Section 11 (g) of this Agreement.  The Company may also terminate Employee’s employment immediately for “cause” upon the determination in good faith of a majority of the Board of Directors of the Company that cause for termination exists.  The term “cause” as used herein shall include: (i) Employee’s conviction of, guilty or no contest plea to, or confession of guilt to, a felony; (ii) a willful act by Employee which constitutes gross misconduct and which is materially injurious to Company; (iii) a willful and material failure by Employee to substantially perform Employee’s duties, other than a failure resulting from a disability; or (iv) violation by Employee of Section 7 or 8 of this Agreement.

10.        Termination of Employment by Employee.  Employee shall have the right to terminate Employee’s employment by providing the Company thirty (30) days notice as provided within Section 11 (g) of this Agreement of such termination.

11.        Miscellaneous.

            (a)        Attorneys’ Fees.  In the event that any legal action is brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action, in addition to any other relief to which that party may be entitled.

            (b)        Successors.  Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all of the Company’s business and or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession.  The terms of this Agreement and all of Employee’s rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

            (c)        Governing Law.  This Agreement shall in all respects be construed, interpreted, and enforced in accordance with, and governed by the laws of the State of New Jersey.

            (d)        Severability.  If any term or provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected and each other term and provision of this Agreement shall be valid to the fullest extent permitted by law.

            (e)        Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall be one and the same instrument.

            (f)        Modification.  Any amendment, change or modification of this Agreement shall be effective only if it is in writing and signed by the parties hereto.

            (g)        Notices.  All notices and other communications given or made pursuant to this Agreement will be in writing and will be deemed to have been duly given or made if and when delivered personally, or (b) sent by a nationally recognized overnight courier service to the parties at the following addresses or (c) sent by electronic transmission (with confirmation received), to the numbers/addresses specified below (or at any other address or telecopy number for a party as will be specified by like notice):

If to the Company:                    SoftNet Technology Corp.
                                                1 Anderson Road, Suite 105
                                                Bernardsville, New Jersey 07924
                                                (Facsimile): (908) 204-0201

If to Employee:                         Steve Henry

            (i)         Waiver.  The failure of either party to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver or relinquishment of that right or power for all or any other time.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

The Company:                                                              SoftNet Technology Corp.

                                                                                    /s/ James Farinella

                                                                                    By: James Farinella

                                                                                    Its: President & C.E.O.

Employee:                                                                     /s/ Steve Henry